UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 15, 2024
Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2709 N. Rolling Road, Suite 138
Windsor Mill, MD
21244
(Address of principal executive offices, including Zip Code)

(443) 407-7564
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CNXA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 15, 2024, Connexa Sports Technologies Inc. (the “Company”) acknowledged and agreed to the entrance into a warrant purchase agreement (the “WPA”) by a certain institutional investor (“Holder”) and Morgan Capital LLC (“Morgan”) pursuant to which the Holder sold warrants to purchase (i) 169,196 shares of the common stock of the Company, $0.001 par value per share, originally exercisable at an exercise price of $1.90 exercisable for a period of 5.5 years from October 11, 2023 and (ii) 9,944,406 shares of the Company’s common stock originally exercisable at an exercise price of $0.294 exercisable for a period of 5.5 years from December 6, 2023, for an aggregate total of 10,113,602 warrants (the “Warrants”), whose exercise price has, subject to receipt of shareholder approval, been reset to $0.16, to Morgan for $2,500,000 in cash (the “Purchase Price”).

Pursuant to the WPA, the Holder agreed that upon receipt of the Purchase Price, the obligation of Slinger Bag Americas Inc., a Delaware subsidiary of the Company (“SBA”) to, within ten (10) Business Days of the six month anniversary of the Waiver, Warrant Amendment and Second Loan and Security Modification Agreement between the Holder and the Company dated February 21, 2024 (as previously disclosed in a current report on Form 8-K dated February 21, 2024 (the “WWASLSMA”)), pay in cash to the Holder the difference, if any, between (i) $6 million and (ii) the combined gross proceeds to be realized by the Holder from its sale of the Company’s common stock issued pursuant to (a) conversions of the note (which as of the date hereof has been fully converted into shares of the Company’s common stock) and (b) exercises of the Warrants shall be terminated and of no further effect and force. In addition, pursuant to the WPA, the Holder agreed that upon receipt of the Purchase Price from Morgan, the obligation of SBA to maintain an escrow account with its counsel in the amount of no less than $2,000,000 shall be terminated and of no further effect and force. The Holder further agreed that any and all liens and security interests of the Holder in any and all of the property of the Company and the Guarantors (as such terms are defined in the WWASLSMA) shall be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements upon Holder’s receipt of the Purchase Price from Morgan.

Other than as described in the previous paragraph, the WWASLSMA remains in effect, including, but not limited to, the Company’s obligation to seek shareholder approval to reduce the exercise price of the Warrants to $0.16.

The foregoing description of the terms of the WPA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the WPA filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Warrant Purchase Agreement by and between the Company, the Holder and Morgan Capital LLC dated April 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Connexa Sports Technologies Inc.
a Delaware corporation

Dated: April 18, 2024	By:	/s/ Mike Ballardie
Mike Ballardie
Chief Executive Officer

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